Exhibit 99.1

DCP MIDSTREAM, LLC AND DCP MIDSTREAM PARTNERS, LP TO PRESENT AT BARCLAYS CAPITAL INVESTMENT GRADE ENERGY AND PIPELINE CONFERENCE

DENVER – DCP Midstream, LLC, and DCP Midstream Partners, LP (NYSE: DPM) will be presenting separately at Barclays Capital Investment Grade Energy and Pipeline Conference on Wednesday, March 9, 2011 in New York City.

Rose M. Robeson, group vice president and chief financial officer of DCP Midstream, LLC, will present at approximately 9 a.m. ET.

Angela A. Minas, vice president and chief financial officer of DCP Midstream Partners, LP, will present at approximately 3:45 p.m. ET.

The materials utilized at the conference will be accessible on the DCP Midstream and DCP Midstream Partners websites, www.dcpmidstream.com and www.dcppartners.com.

DCP Midstream, LLC, headquartered in Denver, Colorado, leads the midstream segment as one of the nation’s top three largest natural gas gatherers and processors, and the largest natural gas liquids producer and one of the largest marketers in the U.S. DCP Midstream operates in 18 states across producing regions. DCP Midstream is a 50:50 joint venture between Spectra Energy and ConocoPhillips. The Company owns the General Partner of DCP Midstream Partners, LP, a master limited partnership, and provides operational and administrative support to the partnership. For more information, visit the DCP Midstream, LLC Web site at www.dcpmidstream.com.

DCP Midstream Partners, LP (NYSE: DPM) is a midstream master limited partnership that gathers, treats, processes, transports and markets natural gas, transports and markets natural gas liquids, and is a leading wholesale distributor of propane. DCP Midstream Partners, LP is managed by its general partner, DCP Midstream GP, LLC, which is wholly owned by DCP Midstream, LLC, a joint venture between Spectra Energy and ConocoPhillips. For more information, visit the DCP Midstream Partners, LP Web site at http://www.dcppartners.com.

Contact: Angela A. Minas, Chief Financial Officer, DCP Midstream Partners, LP, +1-303-633-2910; or Roz Elliott, Director, Public Affairs, DCP Midstream, LLC, +1-303-882-1703.